Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2023

BOSTON, MA (August 2, 2023) – Brightcove Inc. (Nasdaq: BCOV), the world’s most trusted streaming technology company, today announced financial results for the second quarter ended June 30, 2023.

“I’m pleased that we delivered on the high-end of our second quarter revenue guidance and beat the high-end of our EBITDA guidance while delivering strong cash flow. This quarter was highlighted by ongoing strength in new business, continued growth in average new business deal sizes, and the progress made on several of our key initiatives, most notably our focus on super-serving strategically larger customers, like Yahoo and the NHL,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “The rapid changes in the streaming market present an incredibly attractive long-term opportunity for Brightcove to deliver more with and for our customers, drive more profitable growth, and generate significant value for shareholders.”

Second Quarter 2023 Financial Highlights:

•

Revenue for the second quarter of 2023 was $51.0 million, a decrease of 6% compared to $54.4 million for the second quarter of 2022. Subscription and support revenue was $49.0 million, a decrease of 8% compared to $53.0 million for the second quarter of 2022.

•

Gross profit for the second quarter of 2023 was $32.5 million, representing a gross margin of 64%, compared to a gross profit of $35.7 million, representing a gross margin of 66% for the second quarter of 2022. Non-GAAP gross profit for the second quarter of 2023 was $33.4 million, representing a non-GAAP gross margin of 66%, compared to a non-GAAP gross profit of $36.4 million, representing a non-GAAP gross margin of 67% for the second quarter of 2022. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and restructuring expenses.

•

Loss from operations was $6.3 million for the second quarter of 2023, compared to income from operations of $703,000 for the second quarter of 2022. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $537,000 for the second quarter of 2023, compared to non-GAAP operating income of $5.3 million during the second quarter of 2022.

•

Net loss was $6.2 million, or a loss of $0.14 per diluted share, for the second quarter of 2023. This compares to a net loss of $301,000, or $0.01 per diluted share, for the second quarter of 2022. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related and restructuring expenses and other (benefit) expense, was $642,000 for the second quarter of 2023, or $0.01 per diluted share, compared to non-GAAP net income of $4.3 million for the second quarter of 2022, or $0.10 per diluted share.

•

Adjusted EBITDA was $3.6 million for the second quarter of 2023, compared to adjusted EBITDA of $6.7 million for the second quarter of 2022. Adjusted EBITDA excludes stock-based compensation expense, merger-related and restructuring expenses, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $10.8 million for the second quarter of 2023, compared to cash flow provided by operations of $9.9 million for the second quarter of 2022.

•

Free cash flow was $7.1 million after the company invested $3.7 million in capital expenditures and capitalization of internal-use software during the second quarter of 2023. Free cash flow was $2.4 million for the second quarter of 2022.

•	Cash and cash equivalents were $19.1 million as of June 30, 2023 compared to $31.9 million on December 31, 2022.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights/Updates:

•

Announced agreement where global media and tech giant Yahoo will leverage and broadly integrate Brightcove’s award-winning streaming technology platform across its portfolio of digital properties. Brightcove was selected due to our proven record of scale, extensibility and the ability to deliver meaningful cost efficiencies and savings. Other notable new customers signed, renewed or expanded during the second quarter include the NHL, American Israel Public Affairs Committee, Yes TV, Cricket Australia, Macys, HP, Canadian Premier League, In The Black Network, The Metropolitan Opera, Ring Of Honor, Happiest Minds, Allied Press, and Palo Alto Networks.

•

Announced agreement with Pubmatic (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future. The partnership combines PubMatic’s programmatic advertising solutions with Brightcove’s innovative video platform to enhance and bolster demand for the recently launched Brightcove Ad Monetization, a service designed to help media companies better monetize their content.

•

Launched Brightcove Ad Insights, a new solution that will transform the way media companies measure ad tolerance and revenue optimization by analyzing audience engagement across their advertising and calculating the impact of advertising intensity. By leveraging advanced machine learning models and proprietary metrics, Ad Insights will provide Brightcove customers with detailed analytics and insights that accurately portray viewer tolerance for ads, enabling them to optimize their ad load without disrupting the audience experience and retention.

•

Recognized as a “Leader” by the Aragon Research Globe for Enterprise Video, 2023 report for the second consecutive year. Brightcove demonstrated to have comprehensive strategies that align with industry direction and market demand and effectively perform against those strategies.

•

Recognized as a “Leader” in the IDC MarketScape: Worldwide Media and Entertainment 2023 Vendor Assessment for excellence in delivering end-to-end native cloud products and services for the media and entertainment (M&E) industry.

•	Net revenue retention in the quarter was 95%, which compares to 94% in the first quarter of 2023 and 95% in the second quarter of 2022.

•

12-month Backlog (which we define as the aggregate amount of committed subscription revenue related to future performance obligations in the next 12 months) was $124.8 million. This represents a 3% increase year-over-year over $121.6 million at the end of the second quarter of 2022. Total backlog was $176.7 million, a 16% increase year-over-year over $151.9 million at the end of the second quarter 2022.

•

Average annual subscription revenue per premium customer was $94,800 in the second quarter of 2023, excluding starter customers who had average annualized revenue of $3,900 per customer. The average annual subscription revenue per premium customer compares to $98,000 in the second quarter of 2022.

•	Ended the second quarter of 2023 with 2,691 customers, of which 2,131 were premium.

Business Outlook:

Based on information as of today, August 2, 2023, the Company is issuing the following business updates and financial guidance

Third Quarter 2023 Guidance:

•	Revenue is expected to be in the range of $50.0 million to $51.0 million, including approximately $2.2 million of professional services revenue and $1.0 million of overages.

•

Non-GAAP income from operations is expected to be in the range of $0.5 million to $1.5 million, which excludes stock-based compensation of approximately $3.3 million and the amortization of acquired intangible assets of approximately $1.0 million.

•

Adjusted EBITDA is expected to be in the range of $4.0 million to $5.0 million, which excludes stock-based compensation of approximately $3.3 million, the amortization of acquired intangible assets of approximately $1.0 million, depreciation expense of approximately $3.5 million, and other (income) expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.00 to $0.03, which excludes stock-based compensation of approximately $3.3 million, the amortization of acquired intangible assets of approximately $1.0 million, and assumes approximately 43.4 million weighted-average shares outstanding.

Full Year 2023 Guidance:

•	Revenue is expected to be in the range of $201.0 million to $203.0 million, including approximately $8.1 million of professional services revenue and $4.6 million of overages.

•

Non-GAAP loss from operations is expected to be in the range of ($2.2) million to ($0.2) million, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $4.1 million, merger-related expense of approximately $0.2 million, and restructuring expense of $2.8 million.

•

Adjusted EBITDA is expected to be in the range of $11.0 million to $13.0 million, which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $4.1 million, merger-related expense of approximately $0.2 million, restructuring expense of $2.8 million, depreciation expense of approximately $13.2 million, and other (income) expense and the provision for income taxes of approximately $1.4 million.

•

Non-GAAP loss per diluted share is expected to be ($0.08) to ($0.04), which excludes stock-based compensation of approximately $13.9 million, the amortization of acquired intangible assets of approximately $4.1 million, merger-related expense of approximately $0.2 million, restructuring expense of $2.8 million, and assumes approximately 43.0 million weighted-average shares outstanding.

Earnings Stream Information:

Brightcove earnings will be streamed on August 2, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do.. Follow Brightcove on Twitter, LinkedIn, and Facebook. Visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter and full year 2023, our position to execute on our growth strategy, the effects of our restructuring efforts, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; our reduction in force, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance.

Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related and restructuring expenses, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related and restructuring expenses, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition and restructuring expenses include primarily cash severance costs. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2023 outlook on Brightcove’s press release on February 23, 2023. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$19,093	$31,894
Accounts receivable, net of allowance	29,850	26,004
Prepaid expenses and other current assets	22,280	19,422

Total current assets	71,223	77,320
Property and equipment, net	42,994	39,677
Operating lease right-of-use asset	17,604	18,671
Intangible assets, net	8,244	10,279
Goodwill	74,859	74,859
Other assets	6,285	7,007

Total assets	$221,209	$227,813

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,752	$11,326
Accrued expenses	19,960	26,877
Operating lease liability	4,384	4,157
Deferred revenue	69,615	61,597

Total current liabilities	109,711	103,957
Operating lease liability, net of current portion	19,060	20,528
Other liabilities	838	981

Total liabilities	129,609	125,466

Stockholders’ equity:
Common stock	43	42
Additional paid-in capital	321,870	314,825
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,435)	(1,593)
Accumulated deficit	(228,007)	(210,056)

Total stockholders’ equity	91,600	102,347

Total liabilities and stockholders’ equity	$221,209	$227,813

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription and support revenue	$49,013	$52,988	$96,115	$104,589
Professional services and other revenue	1,975	1,459	3,936	3,237

Total revenue	50,988	54,447	100,051	107,826
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,603	16,943	34,868	33,925
Cost of professional services and other revenue	1,898	1,761	3,900	3,759

Total cost of revenue	18,501	18,704	38,768	37,684

Gross profit	32,487	35,743	61,283	70,142

Operating expenses: (1) (2)
Research and development	10,345	8,372	20,211	16,609
Sales and marketing	19,034	17,961	38,499	36,249
General and administrative	9,405	8,554	19,469	16,643
Merger-related	45	153	190	747
Other expense	—	—	—	1,149

Total operating expenses	38,829	35,040	78,369	71,397

(Loss) income from operations	(6,342)	703	(17,086)	(1,255)
Other expense, net	422	(825)	(121)	(1,212)

Loss before income taxes	(5,920)	(122)	(17,207)	(2,467)
Loss (benefit) from provision for income taxes	317	179	744	(529)

Net loss	$(6,237)	$(301)	$(17,951)	$(1,938)

Net loss per share—basic and diluted
Basic	$(0.14)	$(0.01)	$(0.42)	$(0.05)
Diluted	(0.14)	(0.01)	(0.42)	(0.05)

Weighted-average shares—basic and diluted
Basic	43,059	41,723	42,795	41,580
Diluted	43,059	41,723	42,795	41,580

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$129	$144	$267	$253
Cost of professional services and other revenue	92	139	192	258
Research and development	551	935	1,239	1,657
Sales and marketing	931	899	2,100	1,842
General and administrative	1,784	1,527	3,232	2,864
Other expense	—	—	—	249

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$601	$376	$1,202	$671
Sales and marketing	417	416	833	838

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(17,951)	$(1,938)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,008	4,227
Stock-based compensation	7,030	7,123
Provision for reserves on accounts receivable	222	70
Changes in assets and liabilities:
Accounts receivable	(4,219)	(2,394)
Prepaid expenses and other current assets	(1,882)	(2,612)
Other assets	802	161
Accounts payable	3,376	(834)
Accrued expenses	(5,474)	(1,183)
Operating leases	(174)	4,007
Deferred revenue	8,440	2,630

Net cash (used in) provided by operating activities	(1,822)	9,257

Investing activities
Cash paid for acquisition, net of cash acquired	—	(13,215)
Purchases of property and equipment, net of returns	(1,328)	(5,791)
Capitalization of internal-use software costs	(7,233)	(6,479)

Net cash used in investing activities	(8,561)	(25,485)

Financing activities
Proceeds from exercise of stock options	—	100
Deferred acquisition payments	(1,700)	—
Other financing activities	(256)	(7)

Net cash (used in) provided by financing activities	(1,956)	93

Effect of exchange rate changes on cash and cash equivalents	(462)	(1,800)

Net decrease in cash and cash equivalents	(12,801)	(17,935)
Cash and cash equivalents at beginning of period	31,894	45,739

Cash and cash equivalents at end of period	$19,093	$27,804

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss (Income) From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GROSS PROFIT:
GAAP gross profit	$32,487	$35,743	$61,283	$70,142
Stock-based compensation expense	221	283	459	511
Amortization of acquired intangible assets	601	376	1,202	671
Restructuring	98	—	98	—

Non-GAAP gross profit	$33,407	$36,402	$63,042	$71,324

GAAP gross profit as a percentage of revenue	64%	66%	61%	65%
Stock-based compensation expense	0.4%	0.5%	0.5%	0.5%
Amortization of acquired intangible assets	1.2%	0.7%	1.2%	0.6%
Restructuring	0.2%	0.0%	0.1%	0.0%

Non-GAAP gross profit as a percentage of revenue	66%	67%	63%	66%

(LOSS) INCOME FROM OPERATIONS:
GAAP (loss) income from operations	$(6,342)	$703	$(17,086)	$(1,255)
Stock-based compensation expense	3,487	3,644	7,030	6,874
Amortization of acquired intangible assets	1,018	792	2,035	1,509
Merger-related	45	153	190	747
Restructuring	2,329	—	2,756	—
Other expense	—	—	—	1,149

Non-GAAP income (loss) from operations	$537	$5,292	$(5,075)	$9,024

NET (LOSS) INCOME:
GAAP net loss	$(6,237)	$(301)	$(17,951)	$(1,938)
Stock-based compensation expense	3,487	3,644	7,030	6,874
Amortization of acquired intangible assets	1,018	792	2,035	1,509
Merger-related	45	153	190	747
Restructuring	2,329	—	2,756	—
Other expense	—	—	—	1,149

Non-GAAP net (loss) income	$642	$4,288	$(5,940)	$8,341

GAAP diluted net loss per share	$(0.14)	$(0.01)	$(0.42)	$(0.05)

Non-GAAP diluted net (loss) income per share	$0.01	$0.10	$(0.14)	$0.20

Shares used in computing GAAP diluted net loss per share	43,059	41,723	42,795	41,580
Shares used in computing Non-GAAP diluted net income per share	43,149	41,975	42,795	41,983

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(6,237)	$(301)	$(17,951)	$(1,938)
Other expense, net	(422)	825	121	1,212
Loss (benefit) from income taxes	317	179	744	(529)
Depreciation and amortization	4,059	2,166	8,008	4,227
Stock-based compensation expense	3,487	3,644	7,030	6,874
Merger-related	45	153	190	747
Restructuring	2,329	—	2,756	—
Other expense	—	—	—	1,149

Adjusted EBITDA	$3,578	$6,666	$898	$11,742

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023
Total revenue	$50,988	$100,051
Constant currency adjustment	(18)	(162)

Total revenue on a constant currency basis	$50,970	$99,889

	Six Months Ended June 30,	Six Months Ended June 30,
	2023	2023
Adjusted EBITDA	$3,578	$898
Constant currency adjustment	256	224

Adjusted EBITDA on a constant currency basis	$3,834	$1,122